EXHIBIT 32.1

SECTION 906 CERTIFICATION OF

PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

OF MY CLOUDZ, INC.

In connection with the accompanying Annual Report on Form 10-K of My Cloudz, Inc. for the year ended August 31, 2017, the undersigned, Timothy Orr, President of My Cloudz, Inc., does hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	such Annual Report on Form 10-K for the year ended August 31, 2017 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in such Annual Report on Form 10-K for the year ended August 31, 2017 fairly presents, in all material respects, the financial condition and results of operations of My Cloudz, Inc.

Date: December 15, 2017	/s/ Timothy Orr
Timothy Orr
President and director (and principal executive officer, principal financial officer and principal accounting officer)